Exhibit 99.2

July 7, 2015

Presentation Script

The following script should be read in conjunction with the accompanying slide presentation, which contains, among other information, source data for certain information set forth in the script.

Thank you for joining us. We’ll start with an overview of XPO, and the strategy that continues to drive our rapid growth. We’ll discuss some important industry trends that benefit our business model while helping customers operate their supply chains more efficiently. And we’ll cover our recent transactions, first quarter results and financial targets.

We put our plan in place in September 2011, and began taking XPO from a $177 million U.S. business to one of the top ten transportation and logistics companies in the world. Today, XPO is a $9.2 billion global leader with 52,350 employees and 863 locations in 27 countries. We’re the second largest freight brokerage firm in the world by net revenue, and the second largest global provider of contract logistics based on square footage.

But our vision is much larger than mere scale. We intend to be the premier transportation and logistics company in the world in terms of the value customers place on our supply chain solutions. Our plan is to go deeper into verticals where we already have a major presence, and to expand in verticals where we see strong synergies and customer benefits. Most important, we’ll continue to operate as one highly integrated company with a single-minded focus on helping our customers succeed.

We run our business on a global basis, with two segments: logistics and transportation. Within each of these segments, we’ve built robust service offerings that respond to fast-growing areas of customer demand.

In our logistics segment, our contract logistics business is a major provider of e-commerce fulfillment, cold chain solutions and high-value-add services. In our transportation segment, we’re the largest provider of last mile logistics for heavy goods in North America, as well as the largest manager of expedite shipments, the second largest freight broker, the third largest provider of intermodal services, and a leader in cross-border intermodal. In Europe, we operate the largest owned truck fleet as part of our ground transportation network, and we have a growing position in freight forwarding across our global footprint.

We’ll start by taking a look at contract logistics, which is a $120 billion combined market opportunity in North America and Europe. We’re already a major player in both of these regions.

Our logistics segment includes a range of contract logistics services, including highly engineered and customized solutions, value-added warehousing and distribution, and other inventory solutions. We perform e-commerce fulfillment, reverse logistics, storage, factory support, aftermarket support, integrated manufacturing, packaging, labeling, distribution and transportation, as well as optimization services such as supply chain consulting and production flow management.

We currently operate approximately 129 million square feet (12 million square meters) of facility space devoted to our contract logistics operations, with about 50 million square feet (4.7 million square meters) of that capacity in the United States. Our customers are the preeminent global names in aerospace, manufacturing, e-commerce, retail, life sciences, wireless, chemical, cold chain and other industries where outsourcing is taking root. Food and beverage storage is a specialty of ours – about €1.5 billion of our annual logistics revenue in Europe is related directly or indirectly to food and beverage or other critical-care commodities.

Contract logistics is compelling to us for a lot of reasons. In North America and Europe, it’s growing at about two to three times GDP as companies continue to outsource parts of their supply chain to gain efficiencies. Large parts of it are non-commoditized. And there’s low cyclicality to the business: our average contractual agreement is five years, and our contracts have a renewal rate of over 97%. When we establish these relationships, it can lead to a wider use of our services, such as inbound and outbound logistics. And even though we have a multi-billion dollar contract logistics business, we still have only a small share of the industry.

One of the most exciting parts of our contract logistics range is e-fulfillment. We’ve built a major platform in e-commerce through contract logistics services in both North America and Europe. Our North American contract logistics business provides highly customized solutions for omni-channel distribution. In Europe, our €2.2 billion contract logistics business includes about €240 million of e-fulfillment revenue within a €5 billion e-fulfillment market opportunity. In 2014, we grew our e-fulfillment revenue with B2B and B2C customers by a total of 31% year-over-year.

That’s our logistics segment. In our other segment – transportation – are our businesses for last mile, intermodal, expedite, freight brokerage and global forwarding.

Last mile logistics is a major opportunity for XPO in a fragmented sector where we currently hold just 5% market share. Last mile involves the final stage of delivery of goods to homes and businesses. In the U.S., we’re number one in the home delivery of heavy goods, a $13 billion sector of last mile that’s growing at five to six times GDP. There are two tailwinds here: the trend toward outsourcing and, again, the growth in e-commerce.

There are about 30 big box retailers in North America, and XPO is the main outsource provider for the last mile of heavy goods for nearly all of them. Last year we facilitated over eight million deliveries, and this year we expect that number to be over 10 million. Our independent contractors often take the goods inside the home, where they perform white glove services such as assembly and installation.

Given the projected demand for e-fulfillment, and our strong foothold along the e-commerce supply chain, we believe that e-commerce is an area of tremendous potential. Online commerce is expected to grow at a compound annual rate of 18% to 21% worldwide through at least 2018. We’re well positioned to expand our last mile operations in North America and our e-fulfillment platform in Europe to capture this growth.

Intermodal in North America is another growth opportunity for us. Intermodal rail and drayage is a $22 billion sector that’s growing at about three to five times GDP. Here again, there are a couple of secular trends working in our favor. First, intermodal – a combination of rail transport and drayage trucking – is usually a more cost-effective way for shippers to move long-haul freight, versus straight trucking. And second, the near-shoring of manufacturing in Mexico is driving up the volume of cross-border freight. XPO is positioned to capitalize on both of these dynamics.

Several factors are driving the shift to near-shoring. For companies with North American market interests, Mexico’s competitively priced labor force and greater speed-to-market measure up favorably against overseas alternatives such as China. In addition, the railroads and the Mexican government have invested heavily in transportation infrastructure, attracting billions of dollars in new plant construction by global manufacturers.

We have a 30-year history in Mexico, and deep relationships with the railroads. We’re on the front lines of near-shoring production for automotive, industrial goods, machinery and consumer goods. Even at the current level of cross-border activity, it’s estimated that there are approximately 2.8 million truck movements across the U.S.-Mexico border each year, so there’s considerable potential for us to convert truck to rail.

Our expedite business is also number one in a fast-growing space that’s benefitting from outsourcing. Expedite is a $5 billion sector in North America, growing at an estimated rate of three to four times GDP. Expedite shipments are critical, unplanned, urgent goods or raw materials that have to get somewhere very quickly, One secular driver of expedite demand is the trend toward just-in-time urgent shipments or JIT.

JIT is a supply chain strategy that requires third party logistics (3PL) support for both manufacturing production and inventory management. As the largest facilitator of expedited shipments, we have the resources to respond and pivot very quickly. We have a network of contracted owner operators who handle ground transportation; an air charter logistics service that assigns loads through an online bid platform; and managed transportation, where our technology holds an auction on the internet every 12 minutes. Expedite carriers bid on freight, and we take a fair markup for handling the logistics: the track and trace and back office. We’re far and away the largest managed transportation provider of expedite in North America.

Not only does our expedite team serve customers with time-critical needs, they serve our other businesses as well. For example, if a rail track repair stalls a container into Mexico, we can put those goods on a chartered aircraft, or off-load them to an expedite ground carrier in our network. Our ability to find solutions to almost any challenge – often saving our customers thousands of dollars in manufacturing downtime – is a major advantage of our integrated organization.

Freight brokerage is another large opportunity for us. Looking at our two largest markets: we’re the number two freight brokerage firm in North America, and in Europe we generate over €1 billion of freight brokerage business annually. In North America, the hallmarks of our brokerage service are cutting-edge technology, real-time visibility and single point of accountability. Our services encompass truckload, less-than-truckload (LTL), drayage, expedite and heavy haul. We’re experienced in facilitating industrial flows of raw materials and finished goods, consumer goods, sensitive freight, high-value freight, high-security freight, and government shipments.

In Europe, we own approximately 7,700 trucks, which gives us control of critical capacity for our customers. A portion of our fleet is assigned to dedicated carriage, and generates over €250 million for us annually. Our trucks are also an important part of our freight brokerage network, which also includes 3,200 trucks contracted through independent owner-operators and access to another 12,000 independent carriers.

LTL is a revenue stream that’s right on our doorstep in freight brokerage. LTL is a $32 billion industry sector in the U.S. Currently, only about $25 million of our company’s annual revenue comes from LTL – yet almost all of our full truckload customers ship LTL freight. We’re bullish about the magnitude of the LTL opportunity as an important part of our growth strategy.

One exciting development on the horizon is the planned launch of our proprietary XPO Freight Optimizer in Europe to turbocharge our freight brokerage business. Freight Optimizer provides actionable pricing information and visibility into available carrier capacity based on load requirements and equipment type. We designed the technology to accommodate huge scale and complex automation. The software has inherent disciplines that will help us manage the rapid growth of our freight brokerage business outside of North America.

When you look at the global brokerage industry, one thing that stands out is that it’s still highly fragmented. In the U.S., for example, there are more than 10,000 licensed truck brokers, but only about 25 brokerage firms have more than $200 million in revenue. Brokers have penetrated about 15% of the $350 billion annual spend on trucking – that’s a $50 billion U.S. opportunity that’s growing at about two to three times GDP. In Europe, the addressable brokerage market is $85 billion and is also growing at a multiple of GDP – so our billion euros of revenue represents a tiny fraction of the opportunity in the EU. On both continents, outsourcing is trending in our favor, and we can gain more share of an expanding pie.

The sixth component of our transportation segment is global forwarding. While we’re still a relatively small player at only around $425 million of annual revenue in a $150 billion sector, we’re beginning to leverage our growing scale. Global forwarding requires domestic, cross-border and international expertise. The shipments we manage may have origins and destinations within the same country, or move between countries or continents. They may travel by ground, air, ocean, or some combination of these modes. XPO has a network of independent market experts who provide local oversight in thousands of key trade areas worldwide, and we hold OTI and NVOCC licenses. We believe that we can use our growing volume to purchase transportation more effectively for our global forwarding customers.

That’s an overview of our end-to-end range of supply chain solutions. For even simple supply chains, the great bulk of logistics and transportation needs are still being handled in-house. In most sectors, penetration by 3PLs is estimated at about 15% to 30%, depending on the area of service. But that’s changing – one 2015 industry study reported that 67% percent of responding U.S. companies plan to increase their use of 3PLs. In contract logistics, the efficiency of outsourcing is becoming more attractive to companies as a supply chain strategy. In transportation, more shippers and carriers are finding that it makes good economic sense to utilize brokers rather than carry the cost of using internal teams to buy and sell freight services.

In addition to outsourcing, another umbrella trend in our favor is the growing preference of companies to consolidate their supply chain relationships. Many large companies, in particular, want to winnow down their relationships to fewer, larger 3PLs. Furthermore, if a company is multinational, a single provider such as XPO can provide consistency throughout the supply chain, leading to greater efficiency.

We believe there are good reasons why this trend toward multi-modal will continue. Our integrated service offering can potentially reduce a customer’s freight spending and inventory holding costs; we offer flexible solutions that adapt as supply chains change; we can help with structuring an optimal supply chain; we provide technology solutions that use the power of big data to inform supply chain decisions; and we have the resources and infrastructure to provide world-class customer service.

So on both sides of the Atlantic, the fundamentals for value creation are very favorable: a large, growing, fragmented industry with underpenetrated market sectors; trends toward outsourcing in both transportation and logistics; more large companies turning to multi-modal 3PLs; a boom in e-commerce that touches multiple lines of our service; and sector-specific drivers of growth, such as Mexico near-shoring and just-in-time production and inventory management.

As we scale up to capture these opportunities, we’re also building resilience into our business model. Both our customer base and our footprint have a healthy diversification. We serve more than 30,000 customers in 27 countries – and our top ten customers account for only 14% of revenue; our largest customer is just 2% of revenue. Geographically, we’re not reliant on the economy of any one country or region.

As part of our strategy, we’re working diligently to raise our profile in front of every prospective customer that could benefit from resources. One of the ways we do this is by providing comprehensive solutions to our largest customers – our strategic accounts – through cross-selling.

Our penetration opportunity with strategic accounts is huge, and it’s three-fold. First, we can expand our existing customer relationships by earning a greater share of spend. Second, we can leverage our leading positions in fast-growing areas of logistics to capture share as our end-markets expand. And third, we can continue to expand our capacity for both transportation and logistics to attract new business.

Transportation capacity is critically important to shippers – and it will become even more of a priority as the driver shortage worsens in coming years. In North America, our truck procurement hubs in Charlotte, Chicago and Atlanta manage relationships with our contracted fleet owners and owner operators, as well as an additional 32,000 carriers representing approximately 700,000 trucks on the road. In Europe, we estimate that the lane density of our ground transportation network touches approximately 90% of the European Union’s GDP-producing regions. Our logistics capacity is essentially limitless in that many of our facilities are customer-leased for specific contracts, and operated and staffed by XPO.

Our experience tells us that the common denominator across all areas of transportation and logistics is that customers want results. Our company’s roots are in expedite, dating back more than 25 years, so a do-or-die mindset of meeting customer expectations is embedded in our DNA. Anything less than stellar service is not an option for us.

Shipper customers want on-time pickup and delivery, and contract logistics customers want their goods to flow smoothly through the supply chain process. If a disruption does occur, customers want to know about it right away and they want to see a solution. If you walk into any XPO office or facility, you’ll see that our people are trained to be professional, efficient and on top of things. They understand the importance of communication.

To maintain a high level of responsiveness, we’ve instilled a performance-driven culture focused on all the attributes of world-class service: integrity, honesty, responsiveness, transparency, communication and respect. Our sales and operations people know what it means to have a zero-fail mentality. We see an opportunity to differentiate XPO on the basis of phenomenal customer service in each of our lines of business.

One of the ways we empower our employees to deliver this level of service is through our information technology. We place massive importance on innovation, because we believe that technology – in the hands of well-trained, outstanding employees – is the ultimate differentiator in our industry. We have a global team of approximately 1,000 IT professionals who understand how to drive innovation for the benefit of our customers.

All of our freight brokerage operations are integrated on our Freight Optimizer system, which is continually being enhanced. On the contract logistics side, we use proprietary technology to facilitate omni-channel distribution, reverse logistics, lean manufacturing support, aftermarket support, supply chain optimization and transportation management. Our logistics technology tracks over two billion inventory units at any given time in North America alone.

In our last mile business, we hold the patents on industry-leading software for real-time workflow visibility and customer experience management. This gives us a strong competitive advantage in the last mile space, because it documents our ability to deliver superior end-customer satisfaction ratings. It also allows us to move quickly to address any sub-par carrier performance.

We have an IT budget of $225 million this year as we roll out more than 200 projects under development. And we’re happy to make that investment, because we see the ongoing development of our proprietary technology as being critical to our ability to continually improve customer service and leverage our scale.

That sums up our many avenues for growth. Now it comes down to operational excellence and management. So let’s spend a few minutes on our senior management team.

Our CEO, Brad Jacobs, has a unique track record in the business world. He started four companies from scratch prior to XPO, including two publicly traded corporations, and built each into a billion or multi-billion dollar enterprise. Brad and the management teams he led created dramatic shareholder value. In the process, they completed nearly 500 acquisitions and opened approximately 250 cold-starts.

The two most recent companies Brad led prior to XPO were United Waste Systems, which he built into the fifth largest solid waste management company in North America, and United Rentals, which he grew to be the largest construction equipment rental company in the world. From 1992, when Brad took United Waste public, to 1997, when he sold it for $2.5 billion to Waste Management, the earnings compounded at about 55% CAGR and the stock price outperformed the S&P 500 by 5.6 times. At United Rentals, over the 10 years he led the company, the stock outperformed the Index by 2.2 times.

Underlying this history is Brad’s ability to assemble the optimal management talent for a company’s growth plan. One of our most important competitive advantages at XPO is that we have a leadership team whose collective skill set is the perfect fit for our ambitious strategy. For a competitor to successfully copy our business plan, it would need to replicate our deep bench of talent – not only at the senior level, but in every key position. Here are just a few examples:

Troy Cooper is our chief operating officer and global head of XPO’s two operating segments: transportation and logistics. Troy previously worked with Brad to help build two public companies. As a vice president for United Rentals, he helped integrate over 200 acquisitions in the United States, Canada and Mexico. For United Waste Systems, he helped build an integrated network of 86 truck-based collection companies and 119 facilities in 25 states. Earlier, Troy was with OSI Specialties, Inc. (formerly a division of Union Carbide, Inc.).

John Hardig, our chief financial officer, has been a significant presence in the transportation industry for nearly two decades. Before joining XPO, John was a managing director in the Transportation & Logistics group at Stifel Nicolaus Weisel, and an investment banker in the Transportation and Telecom groups at Alex. Brown and Sons. Over the course of his career, he has completed over 60 M&A transactions and his teams have raised billions of dollars of capital for many of the industry’s leading logistics companies, including IPOs for C.H. Robinson and Hub Group, and follow-ons for Forward Air, Inc., Heartland Express, Inc. and Knight Transportation, Inc.

Scott Malat is our chief strategy officer. Scott is responsible for our company’s strategy and capital structure, as well as analyzing potential acquisition opportunities and managing our technology organization. Prior to joining XPO, he was the senior transportation analyst covering air, rail, trucking and shipping at Goldman Sachs. Earlier he was an analyst with UBS, and served as an internal strategy manager with JPMorgan Chase, where he worked with several of the bank’s business units. As a global advisor for The Sharma Group, he specialized in M&A opportunities.

Gordon Devens is XPO’s general counsel, responsible for executing our acquisition strategy as well as all corporate legal matters, governance and compliance, and legal interests relating to the company’s growth initiatives. After working at Skadden, Arps, Gordon spent 15 years with AutoNation, where he was associate general counsel, and later led AutoNation’s deal team. He has completed over 250 M&A transactions during his career.

Hervé Montjotin is president of XPO, and also serves as chief executive officer of our company’s European operations. He joined XPO upon the acquisition of Norbert Dentressangle, along with substantially all of the ND management team. Hervé was most recently chairman of ND’s executive board and the company’s chief executive officer, having spent 20 years with ND in roles that included managing director of the transport business. He is based at XPO’s European headquarters in Lyon, France.

Louis DeJoy leads our contract logistics business in the Americas as its chief executive officer. Louis joined XPO upon the acquisition of New Breed Logistics. He became chairman and chief executive officer of New Breed in 1983 and focused the company on technology-oriented supply chain innovations. Louis transformed New Breed from a regional transportation company into the preeminent U.S. provider of highly-engineered contract logistics solutions, including industry-defining services for omni-channel distribution, reverse logistics, transportation management, lean manufacturing support, aftermarket support and supply chain optimization.

Malcolm Wilson is managing director of XPO’s logistics business in Europe. Malcolm has two decades of international experience in logistics management, including eight years with Norbert Dentressangle, where he served in a similar position and was a member of the executive board. Under Malcolm’s leadership, ND’s contract logistics business achieved global scale through a mix of organic growth and the integration of the Christian Salvesen and TDG acquisitions in the United Kingdom. He has been instrumental in developing ND’s global logistics operations into the company’s largest revenue-producing unit. Prior to ND, Malcolm held executive positions with Christian Salvesen, TDG and NYK Logistics.

Luis Angel Gomez Izaguirre is managing director of XPO’s transport business in Europe. Luis joined XPO with 15 years of transportation expertise, including eight years with Norbert Dentressangle, where he led the global transport operations and served on the executive board. His leadership has been key in developing value-added services as part of the company’s international growth strategy for transport, including LTL and palletized cross-border services in 32 European Union countries, and a dedicated distribution offering. Luis is highly experienced in the dynamics of European markets – he joined ND as managing director of the company’s operations in Spain, and grew the business to become a top three geography for ND’s transport network. Prior to ND, Luis held executive positions with transportation companies Christian Salvesen Gerposa and Transportes Gerposa.

Karl Meyer leads our last mile business as its chief executive officer. XPO entered the last mile sector with the platform acquisition of 3PD – a company Karl founded and built into the premier U.S. last mile logistics provider, with a national network that facilitated millions of deliveries a year. His commitment to innovation produced some of the last mile industry’s most groundbreaking mobile technologies for real-time visibility and customer experience management. Karl began his logistics career on the shipper side. He led Home Depot’s multi-billion dollar delivery business and successfully transitioned these operations from an in-house to an outsourced model.

Mario Harik is our chief information officer. He was previously the CIO at Oakleaf Waste Management, a logistics provider that was sold in 2011. Mario has been tapped over the years by Fortune 100 companies for his expertise in building comprehensive IT organizations and proprietary platforms, similar to what we’re doing here at XPO. He’s put together a superstar team that uses technology in innovative ways tied directly to customer service.

Ashfaque Chowdhury, is executive vice president and chief information officer for XPO’s contract logistics business in the Americas, where he leads the technology services and advanced solutions organizations. Ashfaque joined XPO upon the acquisition of New Breed Logistics, where he spent more than 20 years delivering solutions to complex supply chain requirements. Ashfaque has implemented more than 100 logistics operations for some of the most preeminent companies in the world.

Greg Ritter is senior vice president of our strategic accounts program, responsible for developing integrated supply chain solutions for some of the largest companies in North America. Greg has more than three decades of sales and management experience in multi-modal transportation logistics. Prior to XPO, he served as president of Knight Brokerage, a subsidiary of one of the top ten transportation logistics providers in North America. Earlier, Greg spent 22 years with C.H. Robinson Worldwide.

Julie Luna leads our sales functions as chief commercial officer. She has more than 25 years’ experience in the transportation and logistics industry, most recently as executive vice president of sales and marketing for Pacer International’s intermodal business, acquired by XPO in 2014. Prior to Pacer, Julie held senior positions in sales and marketing and national account management over 23 years with Union Pacific Railroad. As UP’s vice president and general manager for automotive, she led a $1.2 billion business focused on transporting automotive vehicles and parts.

That gives you a sampling of the caliber of our management team. Now we’ll move on to our recent acquisition news and our first quarter 2015 financial results.

On June 1, we acquired U.S. drayage provider Bridge Terminal Transport (BTT), increasing the U.S. component of our contracted capacity to about 6,200 independent trucks within our global count of over 9,000. Our purchase of BTT also added approximately 1,300 customers to XPO.

On June 8, we completed the previously announced acquisition of Norbert Dentressangle SA. We acquired approximately two-thirds of ND by purchasing all of the shares held by Mr. Dentressangle and his family in a transaction with an enterprise value of approximately €3.24 billion ($3.53 billion). This equated to a multiple of approximately nine times consensus 2015 EBITDA. Given the strength of the U.S. dollar versus the euro at the time of the transaction, this same purchase would have cost us about 20% more a year earlier.

Following our purchase of two-thirds of ND’s shares, we launched a simplified tender offer for the remaining shares of ND at a price of 217.50 euros per share. The terms of the offer are set forth in the information memorandum prepared by XPO Logistics France, dated June 23, 2015, which received visa n° 15-290 of the French Autorité des marchés financiers.

We’re financing our purchases of ND shares with a $1.26 billion equity raise; a private placement notes offering of approximately $2.16 billion U.S.-dollar equivalent, including $1.6 billion U.S. dollar-denominated senior notes due in 2022 and €500 million euro-denominated fixed rate senior notes due 2021; and available cash on hand.

Fifteen institutional investors participated in the equity raise, including Ontario Teachers’ Pension Plan, GIC – Singapore’s sovereign wealth fund – and Public Sector Pension Investment Board. These three blue chip investors expanded their positions in XPO following their collective $700 million investment in our company last September, further endorsing our growth strategy. The May 2015 equity raise added a sovereign fund from the Middle East and an Ivy League university endowment fund, among other investors.

Turning to our first quarter results, we reported $703 million of revenue for the quarter – which was a revenue increase of 149% year-over-year – and $29.2 million of adjusted EBITDA. We generated organic revenue growth company-wide of 10%, or 18% excluding the impact of lower fuel costs.

On a pro forma basis, assuming the acquisitions of ND and BTT at the beginning of the period, revenue for the trailing 12 months ended March 31, 2015 is approximately $9.2 billion and adjusted EBITDA is approximately $585 million. In light of our M&A activity to date, we raised our year-end 2015 targets to:

•	An annual revenue run rate of at least $9.5 billion; and

•	An annual EBITDA run rate of at least $625 million, both by December 31.

Since we expect to exceed our 2017 targets by year-end 2015 – two years ahead of plan – we’ll set new long-term targets when we release our second quarter earnings.

Finally, it’s worth noting that XPO management owns approximately 16% of the company’s fully diluted shares, based on SEC beneficial ownership rules. Our interests are entirely aligned with those of our public shareholders to create substantial long-term value.

So to sum it up:

XPO is a top ten global transportation and logistics, providing cutting-edge supply chain solutions to the most successful companies in the world.

As large as we are, we’ve captured less than 1% of the opportunity represented by customer spend – and that spend is growing, primarily due to outsourcing.

We have significant future growth embedded in our business model, with leading positions in the fastest-growing areas of our industry.

We offer a compelling value proposition to customers as a highly integrated, multi-modal supply chain partner with a passionate culture of customer service.

We’re making one of the industry’s largest ongoing investments in technology to ensure that XPO continues to offer innovations that drive efficiency for customers.

We operate with a resilient, highly diversified business model with low capex requirements and high cash flow.

Our financial position is rock solid, with a market capitalization of more than $6 billion, and more than $1.7 billion in cash, as well as an untapped $415 million asset-backed loan facility.

We’ve become a magnet to attract top talent in the world’s largest marketplaces, with the ability to share best practices throughout our organization.

And we have a top-notch management team in place in key countries with the requisite skills to execute our growth strategy.

As far as we’ve come, we’re still in the early innings of our plan. We’ll continue to grow the business in a disciplined manner, and with a compelling value proposition: integrated solutions for any company, of any size, with any combination of supply chain needs. We see years of exciting growth ahead!

Thank you for your interest.

Forward-Looking Statements

This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including XPO Logistics, Inc.’s 2015 year-end run-rate performance targets, projected growth rates of industry sectors, modes and geographies in which XPO operates, the expected impact of the acquisitions of Norbert Dentressangle SA (ND) and Bridge Terminal Transport Services, Inc. (BTT), and the related financing, including the expected impact on XPO’s results of operations and EBITDA, the expected ability to integrate operations and technology platforms and to cross-sell services, and the expected ability to retain acquired companies’ businesses and to grow XPO’s and the acquired companies’ businesses. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the Norbert Dentressangle and BTT acquisitions, including the expected impact on XPO’s results of operations; XPO’s ability to successfully complete the tender offer of Norbert Dentressangle’s publicly held shares; the ability to successfully integrate and realize anticipated synergies and cost savings with respect to Norbert Dentressangle, BTT and other acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including retention of Norbert Dentressangle’s and BTT’s management teams; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s, Norbert Dentressangle’s and BTT’s networks of third-party transportation providers; the ability to retain XPO’s, Norbert Dentressangle’s, BTT’s and other acquired companies’ largest customers; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

XPO Logistics France has obtained the visa of the French Autorité des marchés financiers on the simplified tender offer launched by XPO Logistics France on the shares of ND at a price of 217.50 euros per share (the “Offer”). The information memorandum prepared by XPO Logistics France received visa n° 15-290 of the AMF, dated June 23, 2015, further to the conformity decision rendered on the same date.

Non-GAAP Financial Measures

This presentation contains certain non-GAAP financial measures as defined under Securities and Exchange Commission (“SEC”) rules, such as pro forma adjusted earnings (loss) before interest, taxes, depreciation and amortization (“pro forma adjusted EBITDA”) for the 12-month periods ended December 31, 2014 and March 31, 2015. As required by SEC rules, we provide reconciliations of these measure to the most directly comparable measures under United States generally accepted accounting principles (“GAAP”), which are set forth in the attachments to this presentation. We believe that pro forma adjusted EBITDA improves comparability from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization) and tax consequences, in addition to reflecting anticipated pro forma adjustments relating to recent acquisitions as permitted by the instruments governing our credit facility and senior notes. In addition to its use by management, we believe that EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of companies in our industry. Other companies may calculate EBITDA differently, and therefore our measure may not be comparable to similarly titled measures of other companies. EBITDA is not a measure of financial performance or liquidity under GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from EBITDA are significant and necessary components of the operations of our business, and, therefore, EBITDA should only be used as a supplemental measure of our operating performance.